UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 10, 2020

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware                     001-36335              84-0811316

 State of                   Commission File       IRS Employer

Incorporation                    Number             Identification No.

999 18th Street, Suite 1925N

Denver, CO 80202

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.005 par value per share	ENSV	NYSE

Item 1.01 Entry Into A Material Definitive Agreement.

On April 10, 2020, Enservco Corporation (the “Company”), entered into a promissory note (the “Note”) with East West Bank (the Lender") in the aggregate amount of $1,939,900, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Note matures on April 10, 2022 and bears interest at a rate of 1.00% per annum, payable in full plus all accrued interest on April 10, 2022. The Note may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Funds received under the Note may only be used for the Company’s payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. The Company intends to use the entire Note proceeds for qualifying expenses. Under the terms of the PPP, amounts of the Note may be forgiven if they are used for qualifying expenses as described in the CARES Act.

The foregoing description of the Note is qualified in its entirety to the language of the Note, which is attached hereto as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition.

On April 16, 2020, the Company issued a press release providing updates on its first quarter financial results.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of Direct Financial Obligation

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2020, the Company received a letter (the “Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the NYSE American has determined, pursuant to Section 1003(a)(iii) as set forth in the NYSE American Company Guide, that the Company has reported stockholders' equity of less than $6.0 million as of December 31, 2019 and reported losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2019. Accordingly, the letter states that the Company remains subject to the conditions set forth in the Exchange’s letters dated December 3, 2019 and February 14, 2020 for equity noncompliance and letter dated November 6, 2019 for price noncompliance. Therefore, if the Company is not in compliance with the price noncompliance by May 5, 2020, the Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide. The Company must regain compliance with the price standard by May 5, 2020 in order to be considered for continued trading through the end of its equity plan period end date of June 3, 2021, subject to periodic review of progress consistent with the equity Plan.

A copy of the Company’s press release dated April 16, 2020, regarding the receipt of the Letter from the NYSE American is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Promissory Note between Enservco Corporation and East West Bank dated April 10, 2020.
99.1	Press release dated April 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 16, 2020.

ENSERVCO CORPORATION

Date: April 16, 2020	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note between Enservco Corporation and East West Bank dated April 10, 2020.
99.1	Press release dated April 16, 2020.

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